Exhibit 99.5

Great Lakes Dredge & Dock Corporation and Subsidiaries

Quarterly Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

For the Quarterly Period ended March 31, 2011

INDEX

		Page
Part I Financial Information (Unaudited)

Item 1	Financial Statements

	Condensed Consolidated Balance Sheets at March 31, 2011 and December 31, 2010	2

	Condensed Consolidated Statements of Operations for the Three Months ended March 31, 2011 and 2010	3

	Condensed Consolidated Statements of Equity for the Three Months ended March 31, 2011 and 2010	4

	Condensed Consolidated Statements of Cash Flows for the Three Months ended March 31, 2011 and 2010	5

	Notes to Condensed Consolidated Financial Statements	6

GREAT LAKES DREDGE & DOCK CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	March 31, 2011	December 31, 2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$104,529	$48,478
Accounts receivable—net	113,743	95,548
Contract revenues in excess of billings	20,897	24,842
Inventories	30,767	31,734
Prepaid expenses	3,433	3,448
Other current assets	23,592	18,919

Total current assets	296,961	222,969

PROPERTY AND EQUIPMENT—Net	316,376	323,231
GOODWILL	98,049	98,049
OTHER INTANGIBLE ASSETS—Net	2,633	3,280
INVENTORIES—Noncurrent	28,091	27,128
INVESTMENTS IN JOINT VENTURES	6,738	7,329
OTHER	16,963	11,839

TOTAL	$765,811	$693,825

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$79,412	$82,721
Accrued expenses	29,685	32,809
Billings in excess of contract revenues	16,071	14,484
Current portion of note payable	2,500	2,500
Current portion of equipment debt	179	303

Total current liabilities	127,847	132,817

LONG TERM NOTE PAYABLE	5,000	5,000
7 3/8% SENIOR NOTES	250,000	—
7 3/4% SENIOR SUBORDINATED NOTES	—	175,000
DEFERRED INCOME TAXES	91,957	92,466
OTHER	9,770	11,717

Total liabilities	484,574	417,000

COMMITMENTS AND CONTINGENCIES

EQUITY:
Common stock—$.0001 par value; 90,000,000 authorized, 58,813,584 and 58,770,369 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively.	6	6
Additional paid-in capital	266,809	266,329
Accumulated earnings	13,648	12,261
Accumulated other comprehensive income	923	357

Total Great Lakes Dredge & Dock Corporation Equity	281,386	278,953

NONCONTROLLING INTERESTS	(149)	(2,128)

Total equity	281,237	276,825

TOTAL	$765,811	$693,825

See notes to unaudited condensed consolidated financial statements.

Great Lakes Dredge & Dock Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010

Contract revenues	$155,338	$161,400
Costs of contract revenues	127,638	130,916

Gross profit	27,700	30,484
General and administrative expenses	12,089	11,070

Operating income	15,611	19,414
Interest expense, net	(5,950)	(3,220)
Equity in loss of joint ventures	(591)	(722)
Loss on extinguishment of debt	(5,145)	—

Income before income taxes	3,925	15,472
Income tax provision	(1,527)	(6,239)

Net income	2,398	9,233
Net (income) loss attributable to noncontrolling interests	(6)	93

Net income attributable to Great Lakes Dredge & Dock Corporation	$2,392	$9,326

Basic earnings per share attributable to Great Lakes Dredge & Dock Corporation	$0.04	$0.16
Basic weighted average shares	58,785	58,548

Diluted earnings per share attributable to Great Lakes Dredge & Dock Corporation	$0.04	$0.16
Diluted weighted average shares	59,237	58,703

Dividends declared per share	$0.02	$0.02

See notes to unaudited condensed consolidated financial statements.

Great Lakes Dredge & Dock Corporation and Subsidiaries

Condensed Consolidated Statements of Equity

(Unaudited)

(in thousands, except per share amounts)

	Shares of Common Stock	Common Stock	Additional Paid-In Capital	Accumulated Earnings	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Total
BALANCE—January 1, 2011	58,770,369	$6	$266,329	$12,261	$357	$(2,128)	$276,825

Share-based compensation	43,215	—	520	—	—	—	520
Acquisition of noncontrolling interest in NASDI	—	—	(40)	—	—	1,973	1,933
Dividends declared and paid	—	—	—	(1,005)	—	—	(1,005)
Comprehensive income (loss):
Net income	—	—	—	2,392	—	6	2,398

Reclassification of derivative gains to earnings (net of tax of $414)	—	—	—	—	(623)	—	(623)
Change in fair value of derivatives (net of tax of $790)	—	—	—	—	1,189	—	1,189

Total comprehensive income						6	2,964

BALANCE—March 31, 2011	58,813,584	$6	$266,809	$13,648	$923	$(149)	$281,237

	Shares of Common Stock	Common Stock	Additional Paid-In Capital	Accumulated (Deficit)	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Total

BALANCE—January 1, 2010	58,542,038	$6	$263,579	$(18,336)	$539	$(1,239)	$244,549

Share-based compensation	17,856	—	300	—	—	—	300
Dividends declared and paid	—	—	—	(1,000)	—	—	(1,000)
Comprehensive income (loss):
Net income (loss)	—	—	—	9,326	—	(93)	9,233
Reclassification of derivative gains to earnings (net of tax of $98)	—	—	—	—	(148)	—	(148)
Change in fair value of derivatives (net of tax of $20)	—	—	—	—	30	—	30

Total comprehensive income (loss)						(93)	9,115

BALANCE—March 31, 2010	58,559,894	$6	$263,879	$(10,010)	$421	$(1,332)	$252,964

See notes to unaudited condensed consolidated financial statements.

Great Lakes Dredge & Dock Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
OPERATING ACTIVITIES:
Net income	$2,398	$9,233
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:
Depreciation and amortization	9,566	9,439
Equity in loss of joint ventures	591	722
Loss on extinguishment of 7 3/4% senior subordinated notes	5,145	—
Deferred income taxes	21	(1,031)
Gain on dispositions of property and equipment	(267)	(183)
Amortization of deferred financing fees	389	402
Share-based compensation expense	520	300
Changes in assets and liabilities:
Accounts receivable	(18,365)	27,549
Contract revenues in excess of billings	3,945	9,573
Inventories	4	458
Prepaid expenses and other current assets	(4,535)	2,280
Accounts payable and accrued expenses	(4,160)	(19,724)
Billings in excess of contract revenues	1,587	(155)
Other noncurrent assets and liabilities	(2,390)	(1,664)

Net cash flows provided by (used in) operating activities	(5,551)	37,199

INVESTING ACTIVITIES:

Purchases of property and equipment	(4,420)	(7,230)
Proceeds from dispositions of property and equipment	258	158

Net cash flows used in investing activities	(4,162)	(7,072)

FINANCING ACTIVITIES:
Proceeds from issuance of 7 3/8% senior notes	250,000	—
Redemption of 7 3/4% senior subordinated notes	(175,000)	—
Senior subordinated notes redemption premium	(2,264)	—
Deferred financing fees	(5,829)	—
Dividends paid	(1,005)	(1,000)
Repayments of long-term debt	(135)	(451)
Repayment of capital lease debt	(3)	(1)
Borrowings under revolving loans	—	14,968
Repayments of revolving loans	—	(25,968)

Net cash flows provided by (used in) financing activities	65,764	(12,452)

Net change in cash and cash equivalents	56,051	17,675
Cash and cash equivalents at beginning of period	48,478	3,250

Cash and cash equivalents at end of period	$104,529	$20,925

Supplemental Cash Flow Information
Cash paid for interest	$2,972	$265

Cash paid for income taxes	$1,084	$2,203

Non-cash Investing Activity
Property and equipment purchased but not yet paid	$6,766	$520

Property and equipment purchased on equipment notes	$—	$32

Non-cash Financing Activity
Acquisition of noncontrolling interest in NASDI, LLC	$40	$—

See notes to unaudited condensed consolidated financial statements.

GREAT LAKES DREDGE & DOCK CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(dollar amounts in thousands, except per share amounts or as otherwise noted)

1. Basis of presentation

The unaudited condensed consolidated financial statements and notes herein should be read in conjunction with the audited consolidated financial statements of Great Lakes Dredge & Dock Corporation and Subsidiaries (the “Company” or “Great Lakes”) and the notes thereto, included in the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2010. The condensed consolidated financial statements included herein have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted pursuant to the SEC’s rules and regulations, although management believes that the disclosures are adequate and make the information presented not misleading. In the opinion of management, all adjustments, which are of a normal and recurring nature (except as otherwise noted), that are necessary to present fairly the Company’s financial position as of March 31, 2011 and its results of operations and cash flows for the three months ended March 31, 2011 and 2010 have been included.

The components of costs of contract revenues include labor, equipment (including depreciation, maintenance, insurance and long-term rentals), subcontracts, fuel and project overhead. Hourly labor is generally hired on a project-by-project basis. Costs of contract revenues vary significantly depending on the type and location of work performed and assets utilized. Generally, capital projects have the highest margins due to the complexity of the projects, while beach nourishment projects have the most volatile margins because they are most often exposed to variability in weather conditions.

The Company’s cost structure includes significant annual equipment-related costs, including depreciation, maintenance, insurance and long-term rentals. These costs have averaged approximately 21% to 22% of total costs of contract revenues over the last three years. During the year, both equipment utilization and the timing of fixed cost expenditures fluctuate significantly. Accordingly, the Company allocates these fixed equipment costs to interim periods in proportion to revenues recognized over the year to better match revenues and expenses. Specifically, at each interim reporting date the Company compares actual revenues earned to date on its dredging contracts to expected annual revenues and recognizes equipment costs on the same proportionate basis. In the fourth quarter, any over- and- under allocated equipment costs are recognized such that the expense for the year equals actual equipment costs incurred during the year.

The Company operates in two reportable segments: dredging and demolition. These reportable segments are the Company’s operating segments and the reporting units at which the Company tests goodwill for impairment. The Company performed its most recent annual test of impairment as of July 1, 2010 for the goodwill in both the dredging and demolition segments with no indication of goodwill impairment as of the test date. As of the test date, the fair value of both the dredging segment and the demolition segment were in excess of their carrying values by approximately 25%. No test was performed in the 2011 first quarter because, based on each segment’s current forecast, no triggering event occurred that would require a test to be performed. The Company will perform its next scheduled annual test of goodwill in the third quarter of 2011 unless a triggering event occurs that requires a test prior to the next annual test.

The condensed consolidated results of operations for the interim periods presented herein are not necessarily indicative of the results to be expected for the full year.

2. Earnings per share

Basic earnings per share is computed by dividing net income attributable to Great Lakes Dredge & Dock Corporation by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share except that it reflects the potential dilution that could occur if dilutive securities or other obligations to issue common stock were exercised or converted into common stock. At March 31, 2011 and 2010, the impact of options to purchase shares of common stock was dilutive and, accordingly, no options are excluded from the calculation of diluted earnings per share based on the application of the treasury stock method. In addition, the impact of restricted stock units was dilutive. The computations for basic and diluted earnings per share from continuing operations are as follows:

	Three Months Ended March 31,
	2011	2010
Numerator:
Net income attributable to Great Lakes Dredge & Dock Corporation - numerator for basic and diluted earnings per share	$2,392	$9,326
Denominator:
Denominator for basic earnings per share - weighted average shares outstanding	58,785	58,548
Dilutive impact of outstanding restricted stock units issued	238	127
Dilutive impact of outstanding stock options issued	214	28

Denominator for diluted earnings per share adjusted weighted average shares	59,237	58,703

Basic earnings per share attributable to Great Lakes Dredge & Dock Corporation	$0.04	$0.16

Diluted earnings per share attributable to Great Lakes Dredge & Dock Corporation	$0.04	$0.16

3. Fair value measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy has been established by GAAP that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The accounting guidance describes three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company utilizes the market approach to measure fair value for its financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. At March 31, 2011, the Company held certain derivative contracts that it uses to manage commodity price risk and interest rate risk. Such instruments are not used for trading purposes. The fair value of these derivative contracts is summarized as follows:

		Fair Value Measurements at Reporting Date Using
Description	At March 31, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Fuel hedge contracts	$1,536	$—	$1,536	$—
Interest rate swap contracts-assets	1,299	—	—	1,299

Total assets measured at fair value	$2,835	$—	$1,536	$1,299

		Fair Value Measurements at Reporting Date Using
Description	At December 31, 2010	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Fuel hedge contracts	$595	$—	$595	$—
Interest rate swap contracts-assets	1,264	—	—	1,264

Total assets measured at fair value	$1,859	$—	$595	$1,264

In May 2009, the Company entered into two interest rate swap arrangements, which are effective through December 15, 2012, to swap a notional amount of $50 million from a fixed rate of 7.75% to a floating LIBOR-based rate in order to manage the interest rate paid with respect to the Company’s 7.75% senior subordinated notes. Although the senior subordinated notes were redeemed in January 2011, the swaps remained in place. The current portion of the fair value asset of the swaps at March 31, 2011 is $1,206 and is recorded in other current assets. The long-term portion of the fair value asset of the swaps at March 31, 2011 is $93 and is recorded in other assets. The current portion of the fair value asset of the swaps at December 31, 2010 was $816 and was recorded in other current assets. The long-term portion of the fair value asset of the swaps at December 31, 2010 was $448 and was recorded in other assets. The swap is not accounted for as a hedge; therefore, the changes in fair value are recorded as adjustments to interest expense in each reporting period.

The Company verifies the fair value of the interest rate swaps using a quantitative model that contains both observable and unobservable inputs. The unobservable inputs relate primarily to the LIBOR rate and long-term nature of the contracts. The Company believes that these unobservable inputs are significant and accordingly the Company determines the fair value of these interest rate swap contracts using Level 3 inputs.

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3) Interest Rate Swaps	Fair Value Measurements Using Significant Unobservable Inputs (Level 3) Interest Rate Swaps
	2011	2010

Balance at January 1,	$1,264	$(20)
Total unrealized gains included in earnings	35	794
Total gains included in other comprehensive income	—	—
Purchases	—	—
Settlements	—	—

Balance at March 31,	$1,299	$774

The Company is exposed to certain market risks, primarily commodity price risk as it relates to the diesel fuel purchase requirements that occur in the normal course of business. The Company enters into heating oil commodity swap contracts to hedge the risk that fluctuations in diesel fuel prices will have an adverse impact on cash flows associated with its domestic dredging contracts. The Company does not hold or issue derivatives for speculative or trading purposes. The Company’s goal is to hedge approximately 80% of the fuel requirements for work in backlog.

As of March 31, 2011, the Company was party to various swap arrangements to hedge the price of a portion of its diesel fuel purchase requirements for work in its backlog to be performed through December 2011. As of March 31, 2011, there were 4.2 million gallons remaining on these contracts which represent approximately 66% of the Company’s forecasted fuel purchases through December 2011. Under these swap agreements, the Company will pay fixed prices ranging from $2.14 to $3.10 per gallon.

At March 31, 2011 and December 31, 2010, the fair value asset on the fuel hedge contracts was estimated to be $1,536 and $595, respectively, and is recorded in other current assets. The gain reclassified to earnings from changes in fair value of derivatives, net of cash settlements and taxes, for the period ended March 31, 2011 was $1,189. The remaining gains included in accumulated other comprehensive income at December 31, 2010 will be reclassified into earnings over the next nine months, corresponding to the period during which the hedged fuel is expected to be utilized. The fair values of fuel hedges are corroborated using inputs that are readily observable in public markets; therefore, the Company determines fair value of these fuel hedges using Level 2 inputs.

The fair value of interest rate and fuel hedge contracts outstanding as of March 31, 2011 and December 31, 2010 is as follows:

	Fair Value of Derivatives
	At March 31, 2011
	Balance Sheet Location	Fair Value Asset	Balance Sheet Location	Fair Value Liability

Fuel hedge contracts	Other current assets	$1,536	Accrued expenses	$—
Interest rate swaps	Other current assets	1,206	Accrued expenses	—
Interest rate swaps	Other noncurrent assets	93	Other Liabilities	—

Total Derivatives		$2,835		$—

	Fair Value of Derivatives
	At December 31, 2010
	Balance Sheet Location	Fair Value Asset	Balance Sheet Location	Fair Value Liability

Interest rate swaps	Other current assets	$816	Other Liabilities	$—
Interest rate swaps	Other noncurrent assets	448	Other Liabilities	—
Fuel hedge contracts	Other current assets	595	Accrued expenses	—

Total Derivatives		$1,859		$—

Other financial instruments

The carrying value of financial instruments included in current assets and current liabilities approximates fair value due to the short-term maturities of these instruments. At December 31, 2010, the Company had long-term senior subordinated notes outstanding with a recorded book value of $175,000. The fair value of the senior subordinated notes was $177,188 at December 31, 2010, based on indicative market prices. In January 2011, the Company redeemed all of the senior subordinated notes for $180,014, which included a redemption premium and accrued and unpaid interest. Also in January 2011, the Company issued $250,000 of 7.375% senior notes due February 1, 2019. The senior notes were issued at 100% of face value resulting in net proceeds of $244,171. The senior notes are senior unsecured obligations of the Company and its subsidiaries that guarantee the senior notes. Each of the Company’s existing and future wholly owned domestic subsidiaries are required to guarantee the senior notes. At March 31, 2011, the Company had long-term senior notes outstanding with a recorded book value of $250,000. The fair value of the senior notes was $253,125 at March 31, 2011, based on indicative market prices.

4. Accounts receivable

Accounts receivable at March 31, 2011 and December 31, 2010 are as follows:

	March 31, 2011	December 31, 2010
Completed contracts	$21,586	$20,093
Contracts in progress	79,710	64,399
Retainage	14,086	12,711

	115,382	97,203
Allowance for doubtful accounts	(1,639)	(1,655)

Total accounts receivable	$113,743	$95,548

At March 31, 2011 and December 31, 2010, $6,093 and $5,923, respectively, of retainage was not expected to be collected within the next twelve months and is classified as other non-current assets.

5. Contracts in progress

The components of contracts in progress at March 31, 2011 and December 31, 2010 are as follows:

	March 31, 2011	December 31, 2010
Costs and earnings in excess of billings:
Costs and earnings for contracts in progress	$140,408	$287,291
Amounts billed	(120,919)	(263,665)

Costs and earnings in excess of billings for contracts in progress	19,489	23,626
Costs and earnings in excess of billings for completed contracts	1,408	1,216

Total contract revenues in excess of billings	$20,897	$24,842

Billings in excess of costs and earnings:
Amounts billed	$(519,513)	$(429,688)
Costs and earnings for contracts in progress	503,442	415,204

Total billings in excess of contract revenues	$(16,071)	$(14,484)

6. Accrued expenses

Accrued expenses at March 31, 2011 and December 31, 2010 are as follows:

	March 31, 2011	December 31, 2010
Insurance	$11,328	$11,039
Payroll and employee benefits	7,081	13,573
Percentage of completion adjustment	3,289	3,232
Interest	3,228	604
Income and other taxes	2,911	2,977
Other	1,848	1,384

Total accrued expenses	$29,685	$32,809

7. Segment information

The Company and its subsidiaries currently operate in two reportable segments: dredging and demolition. The Company’s financial reporting systems present various data for management to run the business, including profit and loss statements prepared according to the segments presented. Management uses operating income to evaluate performance between the two segments. Segment information for the periods presented, is provided as follows:

	Three Months Ended March 31,
	2011	2010

Dredging
Contract revenues	$136,597	$149,041
Operating income	17,821	19,569

Demolition
Contract revenues	$18,741	$12,359
Operating loss	(2,210)	(155)

Total
Contract revenues	$155,338	$161,400
Operating income	15,611	19,414

In addition, foreign dredging revenue of $21,871 and $25,572 for the three months ended March 31, 2011 and March 31, 2010, respectively, was primarily attributable to work done in Bahrain.

The majority of the Company’s long-lived assets are marine vessels and related equipment. At any point in time, the Company may employ certain assets outside of the U.S., as needed, to perform work on the Company’s foreign projects.

8. Commitments and contingencies

Commercial commitments

The Company entered into a credit agreement (the “Credit Agreement”) with Bank of America N.A. as Administrative Agent and Issuing Lender, various other financial institutions as lenders and certain subsidiaries of the Company as Loan Parties. The Credit Agreement provides for a revolving credit facility of up to $145,000 in borrowings and includes sublimits for the issuance of letters of credit and swingline loans. The revolving credit facility matures on June 12, 2012. The revolving credit facility bears interest at rates selected at the option of Great Lakes, currently equal to either LIBOR plus an applicable margin or the Base Rate plus an applicable margin. The applicable margins for LIBOR loans and Base Rate loans, as well as any non-use fee, are subject to adjustment based upon the Company’s ratio of Total Funded Debt to Adjusted Consolidated EBITDA (each as defined in the Credit Agreement). As of March 31, 2011, the Company had no borrowings and $9,468 of letters of credit outstanding, resulting in $135,532 of availability under the Credit Agreement.

The Company obtains its performance, bid and payment bonds through a bonding agreement (the “Bonding Agreement”) with Travelers Casualty and Surety Company of America. The bonds issued under the Bonding Agreement are customarily required for dredging and marine construction projects, as well as demolition projects. As of March 31, 2011, Great Lakes had outstanding bonds valued at $296,469; however, the revenue value remaining in backlog related to these projects totaled approximately $139,582.

The Company has a $24,000 international letter of credit facility that it uses for the performance and advance payment guarantees on the Company’s foreign contracts. As of March 31, 2011, Great Lakes had $15,703 of letters of credit outstanding under this facility.

The Company also has $250,000 of 7.375% senior notes outstanding, which mature in February 2019.

The Company’s obligations under the Credit Agreement and Bonding Agreement are secured by liens on a substantial portion of Great Lakes’ assets. As of December 31, 2010, the net book value of the Company’s operating equipment securing the Company’s obligations under the Credit Agreement and Bonding Agreement was approximately $95,658 and $70,662, respectively. Great Lakes’ obligations under its international letter of credit facility are secured by the Company’s foreign accounts receivable. Great Lakes’ obligations under its senior notes are unsecured.

The Credit Agreement, the Bonding Agreement and the Indenture relating to the senior notes contain various restrictive covenants, including a limitation on dividends, limitations on redemption and repurchases of capital stock, limitations on the incurrence of indebtedness and requirements to maintain certain financial covenants.

Certain foreign projects performed by the Company have warranty periods, typically spanning no more than one to three years beyond project completion, whereby the Company retains responsibility to maintain the project site to certain specifications during the warranty period. Generally, any potential liability of the Company is mitigated by insurance, shared responsibilities with consortium partners, and/or recourse to owner-provided specifications.

Legal proceedings and other contingencies

Various legal actions, claims, assessments and other contingencies arising in the ordinary course of business are pending against the Company and certain of its subsidiaries. These matters are subject to many uncertainties, and it is possible that some of these matters could ultimately be decided, resolved, or settled adversely. Although the Company is subject to various claims and legal actions that arise in the ordinary course of business, except as described below, the Company is not currently a party to any material legal proceedings or environmental claims.

The Company or its former subsidiary, NATCO Limited Partnership, is named as a defendant in approximately 251 asbestos-related personal injury lawsuits, the majority of which were filed between 1989 and 2000. All of the cases, filed against the Company prior to 1996, were administratively dismissed in May 1996 and any cases filed since that time have similarly been administratively transferred to the inactive docket. Over the last year, hundreds of lawsuits have been reactivated in an effort to clean out the administrative docket. Prior to the commencement of discovery in any of the reactivated cases, counsel for plaintiffs agreed to name a group of cases that they intended to pursue and to dismiss the remaining cases without prejudice. Plaintiffs have currently named 38 cases against the Company that they intend to pursue, each of which involves one plaintiff. The remaining cases against the Company either have been or will be dismissed. Plaintiffs in the dismissed cases could file a new lawsuit if they develop a new disease allegedly caused by exposure to asbestos on board our vessels. The Company is presently unable to quantify the amounts of damages being sought in these lawsuits because none of the complaints specify a damage amount; therefore, the Company has not accrued any amounts in respect of these lawsuits. The Company does not believe that it is probable that losses from these claims could be material, and an estimate of a range of losses relating to these claims cannot reasonably be made. Based on the foregoing, management does not believe that any of the 38 lawsuits will have a material adverse impact on our consolidated financial statements.

On August 26, 2009, the Company’s subsidiary NASDI, LLC (“NASDI”) received a letter stating that the Attorney General for the Commonwealth of Massachusetts is investigating alleged violations of the Massachusetts Solid Waste Act. The Company believes that the Massachusetts Attorney General is investigating illegal dumping activities at a dump site NASDI contracted with to have waste materials disposed of between September 2007 and July 2008. Per the Massachusetts Attorney General’s request, NASDI executed a tolling agreement regarding the matter and has engaged in further discussions with the Massachusetts Attorney General’s office. The matter remains open, and, to the Company’s knowledge, no proceedings have currently been initiated against NASDI in this matter. Should a claim be brought, NASDI intends to defend itself vigorously. Based on consideration of all of the facts and circumstances now known, the Company does not believe this claim will have a material adverse impact on its business, financial position, results of operations or cash flows.

On March 27, 2011, NASDI received a subpoena from a federal grand jury in the District of Massachusetts directing NASDI to furnish certain documents relating to certain projects performed by NASDI since January 2005. The Company is conducting an internal investigation into this matter and is fully cooperating with the federal grand jury subpoena. Based on the early stage of the U.S. Department of Justice’s investigation and the limited information known to the Company, the Company cannot predict the outcome of the investigation, the U.S. Attorney’s views of the issues being investigated, any action the U.S. Attorney may take or the impact, if any, that this matter may have on the Company’s business, financial position, results of operations or cash flows.

On April 6, 2011, NASDI received a subpoena from the District Attorney for Richmond County, New York in connection with a grand jury investigation. The subpoena directs NASDI to furnish certain documents relating to one project performed by NASDI and one of its subcontractors. The subpoena appears to be related to the activities of NASDI’s subcontractor for this project. The Company is conducting an internal investigation into this matter and is fully cooperating with the New York grand jury subpoena.

The Company has not accrued any amounts with respect to these NASDI matters as the Company does not believe, based on information currently known to it, that a loss relating to these matters is probable, and an estimate of a range of potential losses relating to these matters cannot reasonably be made.

9. Acquisition of noncontrolling interest

Effective January 1, 2011 the Company reacquired Mr. Christopher Berardi’s membership interest in NASDI for no cost per terms of NASDI’s limited liability company agreement. This resulted in the elimination of noncontrolling interest of $1,973 during the quarter ended March 31, 2011. The Company now owns 100% of NASDI.

In March 2011, Mr. Berardi resigned his employment with the Company’s demolition segment effective April 29, 2011. Mr. Berardi’s resignation and the repurchase of his NASDI membership interest also resulted in the reversal of a $1,933 accrual established in conjunction with a prior restructuring of ownership interest in NASDI. This reversal was recorded directly to equity as part of the reacquisition of the noncontrolling interest.

10. Subsidiary Guarantors

The Company’s long-term debt at March 31, 2011 includes $250,000 of 7.375% senior notes due February 1, 2019. The Company’s obligations under these senior notes are guaranteed by the Company’s wholly-owned domestic subsidiaries. Such guarantees are full, unconditional and joint and several.

In connection with the private placement of the senior notes, the Company entered into an agreement giving registration rights to initial purchasers of the senior notes (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require, among other things, that the Company will use its commercially reasonable efforts to consummate an offer to exchange the senior notes for registered, publicly tradable notes that have substantially identical terms as the senior notes (the “Exchange Notes”). The Exchange Notes will be guaranteed by the Company’s wholly-owned domestic subsidiaries (the “Exchange Notes Guarantors”). The Exchange Note Guarantors are presented in this supplemental financial information as “Subsidiary Guarantors.” The Exchange Notes are not included in this supplemental financial information as they were issued subsequent to March 31, 2011.

The following supplemental financial information sets forth for the Company’s subsidiary guarantors (on a combined basis), the Company’s non-guarantor subsidiaries (on a combined basis) and Great Lakes Dredge & Dock Corporation, exclusive of its subsidiaries (“GLDD Corporation”):

(i)	balance sheets as of March 31, 2011 and December 31, 2010;

(ii)	statements of operations for the three months ended March 31, 2011 and 2010; and

(iii)	statements of cash flows for the three months ended March 31, 2011 and 2010.

GREAT LAKES DREDGE & DOCK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEET

AS OF MARCH 31, 2011

(In thousands)

	Subsidiary Guarantors	Non-Guarantor Subsidiaries	GLDD Corporation	Eliminations	Consolidated Totals
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$104,155	$374	$—	$—	$104,529
Accounts receivable—net	111,951	1,792	—	—	113,743
Receivables from affiliates	22,664	6,834	68,461	(97,959)	—
Contract revenues in excess of billings	20,897	87	—	(87)	20,897
Inventories	30,767	—	—	—	30,767
Prepaid expenses	3,268	—	165	—	3,433
Other current assets	14,955	10	8,627	—	23,592

Total current assets	308,657	9,097	77,253	(98,046)	296,961

PROPERTY AND EQUIPMENT—Net	316,159	217	—	—	316,376
GOODWILL	97,799	250	—	—	98,049
OTHER INTANGIBLE ASSETS—Net	2,401	232	—	—	2,633
INVESTMENTS IN SUBSIDIARIES	2,365	—	545,914	(548,279)	—
NOTES RECEIVABLE FROM AFFILIATES	—	—	—	—	—
INVENTORIES—Noncurrent	28,091	—	—	—	28,091
INVESTMENTS IN JOINT VENTURES	6,738	—	—	—	6,738
OTHER ASSETS	10,981	—	6,555	(573)	16,963

TOTAL	$773,191	$9,796	$629,722	$(646,898)	$765,811

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$78,087	$1,272	$53	$—	79,412
Payables to affiliates	92,445	4,720	420	(97,585)	—
Accrued expenses	24,140	803	4,742	—	29,685
Billings in excess of contract revenues	15,896	636	—	(461)	16,071
Current portion of note payable	2,500	—	—	—	2,500
Current portion of equipment debt	179	—	—	—	179

Total current liabilities	213,247	7,431	5,215	(98,046)	127,847
LONG TERM NOTE PAYABLE	5,000	—	—	—	5,000
7 3/8% SENIOR SUBORDINATED NOTES	—	—	250,000	—	250,000
NOTES PAYABLE TO AFFILIATES	—	—	—	—	—
DEFERRED INCOME TAXES	—	—	92,530	(573)	91,957
OTHER	9,030	—	740	—	9,770

Total liabilities	227,277	7,431	348,485	(98,619)	484,574

Total Great Lakes Dredge & Dock Corporation Equity	545,914	2,365	281,386	(548,279)	281,386
NONCONTROLLING INTERESTS	—	—	(149)	—	(149)

TOTAL EQUITY	545,914	2,365	281,237	(548,279)	281,237

TOTAL	$773,191	$9,796	$629,722	$(646,898)	$765,811

GREAT LAKES DREDGE & DOCK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2010

(In thousands)

	Subsidiary Guarantors	Non-Guarantor Subsidiaries	GLDD Corporation	Eliminations	Consolidated Totals
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,416	$62	$—	$—	$48,478
Accounts receivable—net	93,983	1,565	—	—	95,548
Receivables from affiliates	5,338	5,798	6,745	(17,881)	—
Contract revenues in excess of billings	24,777	94	—	(29)	24,842
Inventories	31,734	—	—	—	31,734
Prepaid expenses	3,246	—	202	—	3,448
Other current assets	9,853	8	9,058	—	18,919

Total current assets	217,347	7,527	16,005	(17,910)	222,969

PROPERTY AND EQUIPMENT—Net	322,958	273	—	—	323,231
GOODWILL	97,799	250	—	—	98,049
OTHER INTANGIBLE ASSETS—Net	3,017	263	—	—	3,280
INVESTMENTS IN SUBSIDIARIES	2,311	—	528,425	(530,736)	—
INVENTORIES—Noncurrent	27,128	—	—	—	27,128
INVESTMENTS IN JOINT VENTURES	7,329	—	—	—	7,329
OTHER ASSETS	7,704	—	4,350	(215)	11,839

TOTAL	$685,593	$8,313	$548,780	$(548,861)	$693,825

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$81,534	$1,187	$—	$—	$82,721
Payables to affiliates	14,151	3,655	—	(17,806)	—
Accrued expenses	30,511	693	1,605	—	32,809
Billings in excess of contract revenues	14,121	467	—	(104)	14,484
Current portion of note payable	2,500	—	—	—	2,500
Current portion of equipment debt	303	—	—	—	303

Total current liabilities	143,120	6,002	1,605	(17,910)	132,817

LONG TERM NOTE PAYABLE	5,000	—	—	—	5,000
7 3/4% SENIOR SUBORDINATED NOTES	—	—	175,000	—	175,000
DEFERRED INCOME TAXES	—	—	92,681	(215)	92,466
OTHER	9,048	—	2,669	—	11,717

Total liabilities	157,168	6,002	271,955	(18,125)	(55,997)

Total Great Lakes Dredge & Dock Corporation Equity	528,425	2,311	278,953	(530,736)	278,953
NONCONTROLLING INTERESTS	—	—	(2,128)	—	(2,128)

TOTAL EQUITY	528,425	2,311	276,825	(530,736)	276,825

TOTAL	$685,593	$8,313	$548,780	$(548,861)	$693,825

GREAT LAKES DREDGE & DOCK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATING INCOME STATEMENT

FOR THE PERIOD ENDED MARCH 31, 2011

(In thousands)

	Subsidiary Guarantors	Non-Guarantor Subsidiaries	GLDD Corporation	Eliminations	Consolidated Totals
CONTRACT REVENUES	$154,039	$3,317	$—	$(2,018)	$155,338
COSTS OF CONTRACT REVENUES	(126,651)	(3,005)	—	2,018	(127,638)

GROSS PROFIT (LOSS)	27,388	312	—	—	27,700

OPERATING EXPENSES
General and administrative expenses	(11,204)	(213)	(672)	—	(12,089)

Total operating income	16,184	99	(672)	—	15,611

INTEREST EXPENSE (Net)	(80)	(45)	(5,825)	—	(5,950)
EQUITY IN EARNINGS (LOSS) OF SUBSIDIARIES	54	—	16,551	(16,605)	—
EQUITY IN LOSS OF JOINT VENTURE	(591)	—	—	—	(591)
LOSS ON EXTENGUISHMENT OF DEBT	—	—	(5,145)	—	(5,145)

INCOME (LOSS) BEFORE INCOME TAXES	15,567	54	4,909	(16,605)	3,925

INCOME TAX (PROVISION) BENEFIT	984	—	(2,511)	—	(1,527)

NET INCOME (LOSS)	16,551	54	2,398	(16,605)	2,398
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	(6)	—	(6)

NET INCOME (LOSS) ATTRIBUTABLE TO GREAT LAKES DREDGE & DOCK CORPORATION	$16,551	$54	$2,392	$(16,605)	$2,392

GREAT LAKES DREDGE & DOCK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATING INCOME STATEMENT

FOR THE PERIOD ENDED MARCH 31, 2010

(In thousands)

	Subsidiary Guarantors	Non-Guarantor Subsidiaries	GLDD Corporation	Eliminations	Consolidated Totals
CONTRACT REVENUES	$160,829	$1,826	$—	$(1,255)	$161,400
COSTS OF CONTRACT REVENUES	(130,532)	(1,639)	—	1,255	(130,916)

GROSS PROFIT	30,297	187	—	—	30,484

OPERATING EXPENSES
General and administrative expenses	(10,184)	(195)	(691)	—	(11,070)

Total operating income (loss)	20,113	(8)	(691)	—	19,414

INTEREST EXPENSE (Net)	(7)	(19)	(3,194)	—	(3,220)
EQUITY IN EARNINGS (LOSS) OF SUBSIDIARIES	(27)	—	19,348	(19,321)	—
EQUITY IN LOSS OF JOINT VENTURE	(722)	—	—	—	(722)

INCOME (LOSS) BEFORE INCOME TAXES	19,357	(27)	15,463	(19,321)	15,472

INCOME TAX PROVISION	(9)	—	(6,230)	—	(6,239)

NET INCOME (LOSS)	19,348	(27)	9,233	(19,321)	9,233
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	93	—	93

NET INCOME (LOSS) ATTRIBUTABLE TO GREAT LAKES DREDGE & DOCK CORPORATION	$19,348	$(27)	$9,326	$19,321	$9,326

GREAT LAKES DREDGE & DOCK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED MARCH 31, 2011

(In thousands)

	Subsidiary Guarantors	Non-Guarantor Subsidiaries	GLDD Corporation	Eliminations	Consolidated Totals
OPERATING ACTIVITIES—
Net cash flows provided by (used in) operating activities	$942	$(992)	$(5,501)	$—	$(5,551)

INVESTING ACTIVITIES:
Purchases of property and equipment	(4,420)	—	—	—	(4,420)
Dispositions of property and equipment	258	—	—	—	258

Net cash flows used in investing activities	(4,162)	—	—	—	(4,162)

FINANCING ACTIVITIES:
Proceeds from issuance of 7.375% senior notes	—	—	250,000	—	250,000
Redemption of 7.75% senior subordinated notes	—	—	(175,000)	—	(175,000)
Senior subordinated notes redemption premium	—	—	(2,264)	—	(2,264)
Deferred financing fees	—	—	(5,829)	—	(5,829)
Dividends paid	—	—	(1,005)	—	(1,005)
Net change in accounts with affiliates	59,097	1,304	(60,401)	—	—
Repayments of long-term debt	(135)	—	—	—	(135)
Repayments of capital lease debt	(3)	—	—	—	(3)

Net cash flows provided by (used in) financing activities	58,959	1,304	5,501	—	65,764

NET CHANGE IN CASH AND EQUIVALENTS	55,739	312	—	—	56,051

CASH AND CASH EQUIVALENTS—Beginning of year	48,416	62	—	—	48,478

CASH AND CASH EQUIVALENTS—End of year	$104,155	$374	$—	$—	$104,529

GREAT LAKES DREDGE & DOCK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED MARCH 31, 2010

(In thousands)

	Subsidiary Guarantors	Non-Guarantor Subsidiaries	GLDD Corporation	Eliminations	Consolidated Totals
OPERATING ACTIVITIES—
Net cash flows provided by (used in) operating activities	$46,671	$1,034	$(10,506)	$—	$37,199

INVESTING ACTIVITIES:
Purchases of property and equipment	(7,230)	—	—	—	(7,230)
Dispositions of property and equipment	158	—	—	—	158

Net cash flows used in investing activities	(7,072)	—	—	—	(7,072)

FINANCING ACTIVITIES:
Borrowings under revolving loans	—	—	14,968	—	14,968
Repayments of revolving loans	—	—	(25,968)	—	(25,968)
Dividends paid	—	—	(1,000)	—	(1,000)
Net change in accounts with affiliates	(21,434)	(1,072)	22,506	—	—
Repayments of long-term debt	(451)	—	—	—	(451)
Repayments of equipment debt	—	—	—	—	—
Repayments of capital lease debt	(1)	—	—	—	(1)

Net cash flows provided by (used in) financing activities	(21,886)	(1,072)	10,506	—	(12,452)

NET CHANGE IN CASH AND EQUIVALENTS	17,713	(38)	—	—	17,675

CASH AND CASH EQUIVALENTS—Beginning of year	3,028	222	—	—	3,250

CASH AND CASH EQUIVALENTS—End of year	$20,741	$184	$—	$—	$20,925